PROSPECTUS SUPPLEMENT
                          (To Prospectus dated February 27, 2003)

Partial Principal Protected Notes

UBS AG $20,002,000 NOTES LINKED TO AN INDEX BASKET DUE MAY 19, 2008

Issuer (Booking Branch):  UBS AG (Jersey Branch)

Maturity Date:            May 19, 2008 (Investment term of 2 years and 3 months)

No Interest Payments:     We will not pay you interest during the term of the
                          Notes.

Index Basket:             The Index Basket (the "Basket") will be composed of
                          four indices (the "Basket Indices"). The Basket
                          Indices and their weightings in the Basket are as follows:

                          BASKET INDICES                                 WEIGHT
                          ------------------------------------------------------
                          Dow Jones EURO STOXX 50(R) Index
                            ("EURO STOXX Index") ........................  53%
                          Nikkei(R) 225 Index ("Nikkei Index") ..........  25%
                          FTSE(TM) 100 Index ("FTSE 100 Index") .........  17%
                          Swiss Market Index (SMI)(R) ("SMI Index") .....   5%

Participation Rate:       125%

Payment at Maturity:      At maturity, you will receive a cash payment per $10
                          principal amount of the Notes based on the Basket
                          Return.

                          o If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return.

                          o If the Basket Return is between 0% and -10%, you will receive $10.

                          o If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

                          See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-31.

Basket Return:            Basket Ending Level - Basket Starting Level
                          -------------------------------------------
                                      Basket Starting Level

Basket Starting Level:    100

Basket Ending Level:      The Basket Ending Level will be calculated as follows:
                          100 x (1 + (53% of the EURO STOXX Index Return + 25% of the Nikkei Index Return + 17% of the FTSE 100 Index
                          Return + 5% of the SMI Index Return)).

                          THE BASKET RETURN MAY BE NEGATIVE, AND AS A RESULT, YOU MAY LOSE SOME OF YOUR INVESTMENT.

No Listing:               The Notes will not be listed or displayed on any
                          securities exchange, the Nasdaq National Market System or any electronic communications network.

CUSIP Number:             G91654395

UBS FINANCIAL SERVICES INC. HAS PUBLISHED RESEARCH THAT MAY BE INCONSISTENT WITH AN INVESTMENT IN THE NOTES.

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ...............     100%             2.25%           97.75%
Total ..................  $20,002,000       $450,045        $19,551,955

UBS INVESTMENT BANK        UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated February 13, 2006                         [UBS LOGO]

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Partial Principal Protected Notes (the "Notes") are medium-term notes issued by UBS, offering principal protection for a decline of up to 10% in the Index Basket (the "Basket") and 125% participation in any appreciation of the Basket. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of four indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

            BASKET INDICES                                     WEIGHT
            ----------------------------------------------------------
            Dow Jones EURO STOXX 50(R) Index
              ("EURO STOXX Index") ............................  53%
            Nikkei(R) 225 Index ("Nikkei Index") ..............  25%
            FTSE(TM) 100 Index ("FTSE 100 Index") .............  17%
            Swiss Market Index (SMI)(R) ("SMI Index") .........   5%

The relative weights of the Basket Indices will not change over the term of the Notes.

The EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol "UKX".

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of its largest and most liquid large and mid-cap stocks. The SMI Index is reported by Bloomberg L.P. under the ticker symbol "SMI".

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return.

>    If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

We will not pay you interest during the term of the Notes.

The "Basket Return," which may be positive or negative, will be calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                       Basket Starting Level

The "Basket Starting Level" is 100 and the "Basket Ending Level" will be calculated as follows:

100 x (1 + (53% of the EURO STOXX Index Return + 25% of the Nikkei Index Return
       + 17% of the FTSE 100 Index Return + 5% of the SMI Index Return)).

The return on each of the Basket Indices over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index over the term of the Notes, as measured from February 13, 2006 (the "trade date") to May 12, 2008 (the "final valuation date").

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" beginning on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-31.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity for 125% participation in the potential appreciation in the level of the Basket from the trade date relative to the final valuation date.

> PARTIAL PRINCIPAL PROTECTION--At maturity, your principal is fully protected against a decline of up to 10% in the Basket. If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%.

> MINIMUM INVESTMENT--Your minimum investment is 1000 Notes at a principal amount of $10.00 per Note (for a total minimum purchase of $10,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 1000 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> AT MATURITY, THE NOTES ARE EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET IN EXCESS OF 10%--If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the level of the Basket of up to 10%.

> MARKET RISK--The return on the Notes, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes, and you will not receive any dividend payments or other distributions on the securities included in the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks"), the Nikkei Index (the "Nikkei Index Constituent Stocks"), the FTSE 100 Index (the "FTSE 100 Index Constituent Stocks") or the SMI Index (the "SMI Index Constituent Stocks," and together with the EURO STOXX Index Constituent Stocks, the Nikkei Index Constituent Stocks and the FTSE 100 Index Constituent Stocks, the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers partial principal protection when the Notes are held to maturity.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You do not seek an investment with exposure to Japan or Europe.

>    You are unable or unwilling to hold the Notes to maturity.

>    You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you will generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally will be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-39.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE EURO STOXX INDEX RETURN, THE NIKKEI INDEX RETURN, THE FTSE 100 INDEX RETURN AND THE SMI INDEX RETURN.

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

EURO STOXX Index Return = EURO STOXX Index Ending Level -
                          EURO STOXX Index Starting Level
                          -------------------------------
                          EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is 3727.46 and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                       Nikkei Index Starting Level

where the Nikkei Index Starting Level is 15,877.66 and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

              FTSE 100 Index Return = FTSE 100 Index Ending Level -
                                      FTSE 100 Index Starting Level
                                      -----------------------------
                                      FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is 5,793.5 and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

The "SMI Index Return" is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

      SMI Index Return = SMI Index Ending Level - SMI Index Starting Level
                         -------------------------------------------------
                                      SMI Index Starting Level

where the SMI Index Starting Level is 7,889.28 and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

100 x (1 + (53% of the EURO STOXX Index Return + 25% of the Nikkei Index Return
       + 17% of the FTSE 100 Index Return + 5% of the SMI Index Return)).

STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                       Basket Starting Level

The Basket Starting Level is 100.

STEP 4: CALCULATE THE PAYMENT AT MATURITY.

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (125% x Basket Return)).

>    If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples below are based on the following assumptions:

--------------------------------------------------------------------------------
  Principal Amount:                     $10.00
  Basket Starting Level:                100
  Participation Rate:                   125% if the Index Return is positive
  Partial Principal Protection:         -10%
  Investment Term:                      2 years and 3 months

--------------------------------------------------------------------------------
  EXAMPLE 1 -- THE BASKET RETURN IS 50%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 125% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                  $10.00

   plus

   o Principal amount of each Note x 125% x Basket Return

     $10.00 x 125% x 50% =                                             $6.25
                                                                      ------
                                                               TOTAL: $16.25
                                                                      ======

  INVESTOR RECEIVES $16.25 AT MATURITY FOR EACH NOTE (A 62.5% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount =                                               $10.00

   plus

   o Principal amount x Basket Return

     $10.00 x 50% =                                                    $5.00
                                                                      ------
                                                               TOTAL: $15.00
                                                                      ======

  ON A $10.00 INVESTMENT, 53% OF WHICH IS COMPOSED OF THE EURO STOXX Index, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 17% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 5% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $15.00 (A 50% TOTAL RETURN).

--------------------------------------------------------------------------------
  EXAMPLE 2 -- THE BASKET RETURN IS 110%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 210, the Basket Return would therefore be 110%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 125% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                  $10.00

   plus

   o Principal amount of each Note x 125% x Basket Return

     $10.00 x 125% x 110% =                                           $13.75
                                                                      ------
                                                               TOTAL: $23.75
                                                                      ======

  INVESTOR RECEIVES $23.75 AT MATURITY FOR EACH NOTE (A 137.5% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount =                                               $10.00

   plus

   o Principal amount x Basket Return

     $10.00 x 110% =                                                  $11.00
                                                                      ------
                                                               TOTAL: $21.00
                                                                      ======

  ON A $10.00 INVESTMENT, 53% OF WHICH IS COMPOSED OF THE EURO STOXX Index, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 17% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 5% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $21.00 (A 110% TOTAL RETURN).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  EXAMPLE 3 -- THE BASKET RETURN IS -10%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 90, the Basket Return would therefore be -10%. Since the Notes provide partial principal protection for up to a 10% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below:

   Principal amount of each Note =                                    $10.00
                                                               TOTAL: $10.00
                                                                      ======


  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket

   o Principal amount =                                               $10.00

   plus

   o Principal amount x Basket Return

     $10.00 x (-10%) =                                                -$1.00
                                                                      ------
                                                               TOTAL:  $9.00
                                                                      ======

  ON A $10.00 INVESTMENT, 53% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 17% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 5% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $9.00 (A 10% LOSS).

--------------------------------------------------------------------------------
  EXAMPLE 4 -- THE BASKET RETURN IS -50%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

   If we assume that the Basket Ending Level is 50, the Basket Return would therefore be -50%, which is less than -10%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every percentage point (or fraction thereof) the Basket Return is below -10%, as set forth below:

   o Principal amount of each Note =                                  $10.00

   plus

   o Principal amount of each Note x (Basket Return + 10%)
     $10.00 x (-50% + 10%)
     $10.00 x (-40%) =                                                -$4.00
                                                                      ------
                                                               TOTAL:  $6.00
                                                                      ======


  INVESTOR RECEIVES $6.00 AT MATURITY FOR EACH NOTE (A 40% LOSS).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

   o Principal amount =                                               $10.00

   plus

   o Principal amount x Basket Return
     $10.00 x (-50%) =                                                -$5.00
                                                                      ------
                                                               TOTAL:  $5.00
                                                                      ======

  ON A $10.00 INVESTMENT, 53% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 25% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 17% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 5% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $5.00 (A 50% LOSS).
--------------------------------------------------------------------------------

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 53% of which is composed of the EURO STOXX Index, 25% of which is composed of the Nikkei Index, 17% of which is composed of the FTSE 100 Index and 5% of which is composed of the SMI Index.

--------------------------------------------------------------------------------
  ASSUMPTIONS:
--------------------------------------------------------------------------------
  Principal Amount:                     $10
  Basket Starting Level:                100
  Participation Rate:                   125% if the Index Return is positive
  Partial Principal Protection:         -10%
  Basket Performance:                   100% to -100%
  Term:                                 2 years and 3 months

--------------------------------------------------------------------------------
--------------------------------------     -------------------------------------
       PERFORMANCE OF THE BASKET                 PERFORMANCE OF THE NOTES
--------------------------------------     -------------------------------------
      BASKET             BASKET             NOTES PAYMENT          NOTES
   ENDING LEVEL          RETURN*             AT MATURITY          RETURN*
--------------------------------------     -------------------------------------
         200              100.0%                  $22.50           125.0%
         190               90.0%                  $21.25           112.5%
         180               80.0%                  $20.00           100.0%
         160               60.0%                  $17.50            75.0%
         140               40.0%                  $15.00            50.0%
         120               20.0%                  $12.50            25.0%
         110               10.0%                  $11.25            12.5%
--------------------------------------     -------------------------------------
         100                0.0%                  $10.00             0.0%
--------------------------------------     -------------------------------------
          95                5.0%                  $10.00             0.0%
          90              -10.0%                  $10.00             0.0%
--------------------------------------     -------------------------------------
          80              -20.0%                   $9.00           -10.0%
--------------------------------------     -------------------------------------
          70              -30.0%                   $8.00           -20.0%
          60              -40.0%                   $7.00           -30.0%
          50              -50.0%                   $6.00           -40.0%
          20              -80.0%                   $3.00           -70.0%
           0             -100.0%                   $1.00           -90.0%
                                -
--------------------------------------     -------------------------------------
* Percentages have been rounded for ease of analysis

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index"), the Nikkei(R) 225 Index (the "Nikkei Index"), the FTSE(TM) 100 Index (the "FTSE 100 Index") and the Swiss Market Index (SMI)(R) (the "SMI Index," and together with the EURO STOXX Index, the Nikkei Index and the FTSE 100 Index, the "Basket Indices"). Investing in the Notes is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OF YOUR PRINCIPAL.

The Notes combine features of equity and debt. The Notes differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Notes. Instead, we will pay you in cash at maturity an amount based on the performance of the Basket Indices, subject to partial principal protection for declines of up to 10% in the Basket. The Notes are exposed to a decline in the Basket greater than 10%. You will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, YOU CAN LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE BASKET DECLINES BY MORE THAN 10% OVER THE TERM OF THE NOTES.

THE BASKET IS COMPOSED OF THE FOUR BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 53% of which is composed of the EURO STOXX Index, 25% of which is composed of the Nikkei Index, 17% of which is composed of the FTSE 100 Index and 5% of which is composed of the SMI Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 10% FTSE 100 Index Return and a 10% SMI Index Return would be completely offset by a combination of a -15% EURO STOXX Index Return and -37% Nikkei Index Return, resulting in a Basket Return of -15% and a corresponding total return on the Notes of -5%.

RESEARCH BY AFFILIATES OF UBS IS INCONSISTENT WITH PURCHASING OR HOLDING THE NOTES.

Affiliates of UBS, including UBS Financial Services Inc., have published and may in the future publish research on foreign equity markets and major stock indices and other matters that may have an influence on the EURO STOXX 50 Index, the Nikkei 225 Index, the FTSE 100 Index, and/or the Swiss Market Index (each of which is included in calculating the Basket Return on the Notes), or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. In January 2006, the Wealth Management Research (WMR) group of UBS Financial Services published a report called "UBS Research Focus" in which it expressed a view of the Japanese market and presented a projected forecast that is inconsistent with purchasing or holding the Notes. In the report, WMR expresses the view that the Japanese market will underperform the global equity markets in 2006, and that the expected 12 month return for Japan equities is 0%. To earn a positive return on an investment in the Notes, the Basket Return must be positive. The research of WMR, and of UBS affiliates generally, may be modified from time to time without notice.

RISK FACTORS
--------------------------------------------------------------------------------

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "EURO STOXX Index Sponsor") with respect to the EURO STOXX Index, Nihon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index, FTSE International Limited (the "FTSE 100 Index Sponsor") with respect to the FTSE 100 Index and SWX Swiss Exchange (the "SMI Index Sponsor") with respect to the SMI Index (the EURO STOXX Index Sponsor, the Nikkei Index Sponsor, the FTSE 100 Index Sponsor and the SMI Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Basket of up to 10%.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally,

RISK FACTORS
--------------------------------------------------------------------------------

the level of the Basket Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

>    the composition of each Basket Index and changes to its constituent stocks;

>    the market prices of the Basket Constituent Stocks;

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, judicial or other events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-37, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

RISK FACTORS
--------------------------------------------------------------------------------

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. See "Research by affiliates of UBS is inconsistent with purchasing or holding the Notes" above. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on

RISK FACTORS
--------------------------------------------------------------------------------

page S-33 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-35. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-36. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR THE BASKET OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-33.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE EURO STOXX Index, THE NIKKEI INDEX, THE FTSE 100 INDEX OR THE SMI INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in

RISK FACTORS
--------------------------------------------------------------------------------

respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-31.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section of page S-3, "Supplemental Tax Considerations" beginning on page S-39, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

--------------------------------------------------------------------------------


The Indices

THE DOW JONES EURO STOXX 50(R) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "EURO STOXX Index Sponsor"). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones
STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE EURO STOXX INDEX

According to publicly available information as of February 13, 2006, securities comprising the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks") consist of the companies listed below. The weighting of each of the EURO
STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of February 13, 2006.

THE INDICES
--------------------------------------------------------------------------------

NAME                           COUNTRY           SECTOR               % WEIGHT
------                       -----------     --------------          ----------
Total SA                     France          Energy                     6.57%
Sanofi-Aventis               France          Consumer, Non-cyclical     4.21%
Banco Santander Central
  Hispano SA                 Spain           Financial                  3.91%
Nokia OYJ                    Finland         Communications             3.50%
E.ON AG                      Germany         Utilities                  3.35%
Siemens AG                   Germany         Industrial                 3.30%
ENI SpA                      Italy           Energy                     3.23%
ING Groep NV                 Netherlands     Financial                  3.20%
UniCredito Italiano SpA      Italy           Financial                  3.18%
BNP Paribas                  France          Financial                  3.16%
Telefonica SA                Spain           Communications             2.99%
Banco Bilbao Vizcaya
  Argentaria SA              Spain           Financial                  2.97%
Allianz AG                   Germany         Financial                  2.76%
DaimlerChrysler AG           Germany         Consumer, Cyclical         2.48%
Deutsche Bank AG             Germany         Financial                  2.45%
ABN AMRO Holding NV          Netherlands     Financial                  2.44%
Societe Generale             France          Financial                  2.42%
AXA SA                       France          Financial                  2.33%
Fortis                       Belgium         Financial                  2.00%
Deutsche Telekom AG          Germany         Communications             1.87%
SAP AG                       Germany         Technology                 1.86%
Suez SA                      France          Utilities                  1.82%
Koninklijke Philips
  Electronics NV             Netherlands     Industrial                 1.82%
BASF AG                      Germany         Basic Materials            1.78%
Unilever NV                  Netherlands     Consumer, Non-cyclical     1.78%
Assicurazioni Generali SpA   Italy           Financial                  1.70%
RWE AG                       Germany         Utilities                  1.68%
France Telecom SA            France          Communications             1.66%
Vivendi Universal SA         France          Communications             1.54%
Enel SpA                     Italy           Utilities                  1.53%
Telecom Italia SpA           Italy           Communications             1.33%
Bayer AG                     Germany         Basic Materials            1.33%
Muenchener
  Rueckversicherungs AG      Germany         Financial                  1.23%
Endesa SA                    SPAIN           UTILITIES                  1.23%
Repsol YPF SA                Spain           Energy                     1.22%
Carrefour SA                 France          Consumer, Non-cyclical     1.20%
Groupe Danone                France          Consumer, Non-cyclical     1.17%
Credit Agricole SA           France          Financial                  1.05%
L'Oreal SA                   France          Consumer, Non-cyclical     1.04%
Iberdrola SA                 Spain           Utilities                  1.03%
Cie de Saint-Gobain          France          Industrial                 1.02%
LVMH Moet Hennessy
  Louis Vuitton SA           France          Diversified                1.02%
Aegon NV                     Netherlands     Financial                  1.01%
Air Liquide                  France          Basic Materials            0.96%
Allied Irish Banks Plc       Ireland         Financial                  0.90%
Renault SA                   France          Consumer, Cyclical         0.88%
Alcatel SA                   France          Communications             0.82%
Lafarge SA                   France          Industrial                 0.82%
Sanpaolo IMI SpA             Italy           Financial                  0.73%
Koninklijke Ahold NV         Netherlands     Consumer, Non-cyclical     0.57%

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE EURO STOXX INDEX

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the EURO STOXX Index as of February 13, 2006 was 3,727.46.

The graph below illustrates the performance of the EURO STOXX Index from January 30, 1987 through February 13, 2006.

        [The table below represents a line chart in the printed report.]

 1987      1989       1991       1993       1995       1997       1999       2001       2003      2/13/2006
------   -------    -------    -------    -------    -------    -------    -------    -------     ---------
859.08    880.79     871.77    1043.55    1296.71    2005.36    3547.15     4779.9    2248.17      3727.46
840.97    852.86     959.23    1128.36    1312.78    2077.22    3484.24    4318.88    2140.73
869.44    883.82     982.08    1140.82    1300.13    2137.28    3559.86       4185    2036.86
881.46    901.71    1002.08    1114.25    1346.68    2164.68    3757.87    4525.01    2324.23
866.41    923.42    1045.52    1113.68    1377.67    2220.86    3629.46    4426.24    2330.06
 905.3    953.51    1003.15    1157.58    1362.52    2398.41    3788.66    4243.91    2419.51
955.83    997.91    1000.94    1236.14    1435.52    2674.83    3638.62    4091.38    2519.79
951.06    1038.1    1016.62    1321.88    1432.86    2407.58    3769.14    3743.97    2556.71
930.71   1032.57       1007    1285.92     1419.6    2581.36    3669.71    3296.66    2395.87
730.75    970.43    1003.13    1359.41    1407.17    2331.25    3922.91    3478.63    2575.04
658.03   1023.52     985.85    1326.28     1455.1    2423.74    4314.38    3658.27    2630.47
648.13   1098.49       1000    1433.34    1506.82    2531.99    4904.46    3806.13    2760.66
635.95   1069.92    1045.71    1456.88    1611.05    2676.03    4684.48    3670.26    2839.13
708.88   1048.91    1082.35    1396.06    1595.64    2878.04    5182.62    3624.74    2893.18
701.56   1115.39    1060.78    1365.74    1612.24    3153.32    5249.55    3784.05    2787.49
710.55   1087.94    1085.06    1427.37    1671.13    3120.94    5303.95    3574.23    2787.48
711.12   1116.83    1105.18    1358.74    1673.76    3357.77    5200.89    3425.79    2736.83
760.54   1120.33    1056.93     1284.6     1665.9    3406.82    5145.35    3133.39    2811.08
780.03   1116.48     988.96     1373.6    1590.93    3480.63     5122.8    2685.79    2720.05
761.63    962.15     951.68    1397.12    1601.43    2978.12    5175.12    2709.29    2670.79
809.03    845.96     968.58    1302.53    1694.51    2670.97    4915.18    2204.39     2726.3
837.84    889.57     980.05    1327.67    1700.54    2887.11    5057.46    2518.99    2811.72
828.32    872.81    1012.37    1323.35    1817.95    3179.09    4790.08    2656.85    2876.39
861.36    858.72    1033.51    1320.59    1850.32    3342.32    4772.39    2386.41    2951.24
                                                                                      2984.59
                                                                                      3058.32
                                                                                      3055.73
                                                                                       2930.1
                                                                                       3076.7
                                                                                      3181.54
                                                                                      3326.51
                                                                                      3263.78
                                                                                      3428.51
                                                                                      3320.15
                                                                                      3447.07
                                                                                      3578.93
                                                                                      3691.41

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(R)" is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Notes.

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THE INDICES
--------------------------------------------------------------------------------

The EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

>    the accuracy or completeness of the EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;

> the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO STOXX Index or its data; and

> under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the

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THE INDICES
--------------------------------------------------------------------------------

end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.14 as of February 13, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

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--------------------------------------------------------------------------------

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of February 13, 2006 was 15,877.66.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Nikkei Index from January 30, 1987 through February 13, 2006.

        [The table below represents a line chart in the printed report.]

  1987       1989       1991       1993       1995       1997       1999       2001       2003     2/13/2006
-------    -------    -------    -------    -------    -------    -------    -------    -------    ---------
20048.3    31581.3    23293.1    17023.8    18649.8      18330    14499.2    13843.5    8339.94      15877.66
20421.7    31985.6    26409.2    16953.3    17053.4      18557    14367.5    12883.5    8363.04
21566.7    32838.7      26292    18591.5      16140    18003.4    15836.6    12999.7    7972.71
23274.8    33713.3    26111.2    20919.2    16806.8    19151.1    16701.5    13934.3    7831.42
24772.4    34266.8    25789.6    20552.3    15436.8    20068.8    16111.6    13262.1    8424.51
24176.4    32948.7      23291      19590    14517.4      20605    17529.7      12969    9083.11
24488.1    34953.9    24120.8    20380.1    16677.5    20331.4    17861.9    11860.8    9563.21
26029.2    34431.2    22335.9    21026.6    18117.2    18229.4    17436.6    10713.5    10343.5
26010.9    35636.8    23916.4    20105.7    17913.1    17887.7    17605.5    9774.68      10219
  22765    35549.4    25222.3      19703    17654.6    16458.9    17942.1    10366.3    10559.6
22686.8    37268.8    22687.3    16406.5    18744.4    16636.3    18558.2    10697.4    10100.6
  21564    38915.9    22983.8    17417.2    19868.2    15258.7    18934.3    10542.6    10676.6
23622.3    37188.9      22023    20229.1    20812.7    16628.5    19539.7     9997.8    10783.6
25242.8      34592    21338.8    19997.2    20125.4    16831.7    19959.5    10587.8    11041.9
26260.3    29980.5      19346    19111.9    21406.8    16527.2    20337.3    11024.9    11715.4
27434.1    29584.8    17390.7    19725.2    22041.3    15641.3    17973.7    11492.5    11761.8
27416.7    33130.8    18347.8    20973.6    21956.2    15670.8    16332.5    11763.7    11236.4
27769.4    31940.2    15951.7    20643.9    22530.8    15830.3      17411    10621.8    11858.9
27911.6    31035.7    15910.3    20449.4    20692.8      16379    15727.5    9877.94    11325.8
  27366    25978.4    18061.1    20628.5    20166.9    14107.9    16861.3     9619.3    11081.8
27923.7    20983.5    17399.1    19563.8    21556.4    13406.4    15747.3    9383.29    10823.6
27982.5    25194.1    16767.4    19989.6    20466.9    13564.5    14539.6    8640.48    10771.4
29578.9    22454.6    17683.7    19075.6    21020.4    14883.7    14648.5    9215.56    10899.2
  30159    23848.7      16925    19723.1    19361.3    13842.2    13785.7    8578.95    11488.8
                                                                                        11387.6
                                                                                        11740.6
                                                                                          11669
                                                                                        11008.9
                                                                                        11276.6
                                                                                          11584
                                                                                        11899.6
                                                                                        12413.6
                                                                                        13574.3
                                                                                        13606.5
                                                                                        14872.1
                                                                                        16111.4
                                                                                        16649.8

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

THE INDICES
--------------------------------------------------------------------------------

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

THE FTSE(TM) 100 INDEX

We have derived all information regarding the FTSE(TM) 100 Index (the "FTSE 100 Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited ("FTSE" also, the "FTSE 100 Index Sponsor"). The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the "Exchange"). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional ("EMEA") Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company's total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol "UKX."

STOCKS INCLUDED IN THE FTSE 100 INDEX

According to publicly available information on February 13, 2006, securities comprising the FTSE 100 Index (the FTSE 100 Index Constituent Stocks) consist of the companies listed below. The weighting of each of the FTSE 100 Index Constituent Stocks within the FTSE 100 Index is also provided. All data listed below is as of February 13, 2006.

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--------------------------------------------------------------------------------

NAME                                       SECTOR                      % WEIGHT
-------                                    ---------                   --------
BP PLC                                     Energy                        9.29%
HSBC Holdings PLC                          Financial                     7.41%
GlaxoSmithKline PLC                        Consumer, Non-cyclical        6.06%
Vodafone Group PLC                         Communications                5.08%
Royal Dutch Shell PLC                      Energy                        4.97%
Royal Bank of Scotland Group PLC           Financial                     3.90%
Royal Dutch Shell PLC                      Energy                        3.62%
Barclays PLC                               Financial                     2.93%
AstraZeneca PLC                            Consumer, Non-cyclical        2.89%
HBOS PLC                                   Financial                     2.70%
Lloyds TSB Group PLC                       Financial                     2.14%
Anglo American PLC                         Basic Materials               2.11%
Rio Tinto PLC                              Basic Materials               2.02%
Tesco PLC                                  Consumer, Non-cyclical        1.75%
Diageo PLC                                 Consumer, Non-cyclical        1.71%
BG Group PLC                               Energy                        1.67%
BHP Billiton PLC                           Basic Materials               1.62%
British American Tobacco PLC               Consumer, Non-cyclical        1.43%
Standard Chartered PLC                     Financial                     1.33%
BT Group PLC                               Communications                1.26%
Aviva PLC                                  Financial                     1.25%
Unilever PLC                               Consumer, Non-cyclical        1.22%
National Grid PLC                          Utilities                     1.11%
Prudential PLC                             Financial                     1.01%
Reckitt Benckiser PLC                      Consumer, Non-cyclical        0.99%
BAE Systems PLC                            Industrial                    0.97%
SABMiller PLC                              Consumer, Non-cyclical        0.88%
Imperial Tobacco Group PLC                 Consumer, Non-cyclical        0.87%
Cadbury Schweppes PLC                      Consumer, Non-cyclical        0.79%
Scottish Power PLC                         Utilities                     0.78%
Centrica PLC                               Utilities                     0.72%
Scottish & Southern Energy PLC             Utilities                     0.68%
GUS PLC                                    Consumer, Cyclical            0.65%
Old Mutual PLC                             Financial                     0.63%
Marks & Spencer Group PLC                  Consumer, Cyclical            0.60%
BAA PLC                                    Industrial                    0.58%
Wolseley PLC                               Consumer, Cyclical            0.57%
Land Securities Group PLC                  Financial                     0.57%
Legal & General Group PLC                  Financial                     0.57%
WPP Group PLC                              Communications                0.55%
Xstrata PLC                                Basic Materials               0.53%
Rolls-Royce Group PLC                      Industrial                    0.52%
BOC Group PLC                              Basic Materials               0.52%
British Sky Broadcasting PLC               Communications                0.49%
Reed Elsevier PLC                          Communications                0.49%
Carnival PLC                               Consumer, Cyclical            0.47%
Man Group Plc                              Financial                     0.45%
Reuters Group PLC                          Communications                0.45%
British Land Co PLC                        Financial                     0.43%
Hilton Group PLC                           Consumer, Cyclical            0.42%
United Utilities PLC                       Utilities                     0.41%
Gallaher Group PLC                         Consumer, Non-cyclical        0.41%
Pearson PLC                                Communications                0.40%
Kingfisher PLC                             Consumer, Cyclical            0.37%
Smiths Group PLC                           Industrial                    0.36%
WM Morrison Supermarkets PLC               Consumer, Non-cyclical        0.35%
3i Group PLC                               Financial                     0.35%
Hanson PLC                                 Industrial                    0.35%
Smith & Nephew PLC                         Consumer, Non-cyclical        0.34%
Alliance & Leicester PLC                   Financial                     0.34%

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--------------------------------------------------------------------------------

NAME                                       SECTOR                      % WEIGHT
----                                       ------                      --------
ITV PLC                                    Communications                0.33%
Compass Group PLC                          Consumer, Cyclical            0.32%
Northern Rock PLC                          Financial                     0.32%
Scottish & Newcastle PLC                   Consumer, Non-cyclical        0.32%
Friends Provident PLC                      Financial                     0.31%
Shire PLC                                  Consumer, Non-cyclical        0.30%
Amvescap PLC                               Financial                     0.30%
Next PLC                                   Consumer, Cyclical            0.29%
Imperial Chemical Industries PLC           Basic Materials               0.29%
International Power PLC                    Utilities                     0.29%
Severn Trent PLC                           Utilities                     0.28%
Persimmon PLC                              Consumer, Cyclical            0.28%
Yell Group PLC                             Communications                0.28%
J Sainsbury PLC                            Consumer, Non-cyclical        0.28%
Peninsular and Oriental Steam Navigation   Industrial                    0.27%
Intercontinental Hotels Group PLC          Consumer, Cyclical            0.26%
British Airways PLC                        Consumer, Cyclical            0.26%
Royal & Sun Alliance Insurance Group       Financial                     0.26%
Liberty International PLC                  Financial                     0.24%
Boots Group PLC                            Consumer, Cyclical            0.24%
British Energy Group PLC                   Utilities                     0.24%
Sage Group PLC                             Technology                    0.24%
Associated British Foods PLC               Consumer, Non-cyclical        0.24%
DSG International PLC                      Consumer, Cyclical            0.22%
Enterprise Inns Plc                        Consumer, Cyclical            0.22%
Johnson Matthey PLC                        Basic Materials               0.22%
Hammerson Plc                              Financial                     0.22%
Kelda Group Plc                            Utilities                     0.21%
Tate & Lyle PLC                            Consumer, Non-cyclical        0.21%
Rentokil Initial PLC                       Consumer, Non-cyclical        0.20%
Brambles Industries PLC                    Consumer, Non-cyclical        0.20%
Cairn Energy Plc                           Energy                        0.20%
Capita Group PLC                           Consumer, Non-cyclical        0.20%
Rexam PLC                                  Industrial                    0.19%
Cable & Wireless PLC                       Communications                0.17%
Alliance Unichem PLC                       Consumer, Non-cyclical        0.17%
Daily Mail & General Trust                 Communications                0.15%
Schroders PLC                              Financial                     0.13%
Antofagasta PLC                            Basic Materials               0.11%
Kazakhmys PLC                              Basic Materials               0.11%
PartyGaming PLC                            Consumer, Cyclical            0.11%
Schroders PLC                              Financial                     0.05%

THE LONDON STOCK EXCHANGE

The London Stock Exchange (the "Exchange"), one of the world's leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom's capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets - the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

HISTORICAL CLOSING LEVELS OF THE FTSE 100 INDEX

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the FTSE 100 Index do not give any

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THE INDICES
--------------------------------------------------------------------------------

indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the FTSE 100 Index as of February 13, 2006 was 5,793.5.

The following graph sets forth the historical performance of the FTSE 100 Index from January 30, 1987, through February 13, 2006.

        [The table below represents a line chart in the printed report.]

 1987      1989      1991      1993      1995      1997      1999      2001      2003      2/13/2006
------    ------    ------    ------    ------    ------    ------    ------    ------     ---------
1808.3    2052.1    2170.1    2807.2    2991.6    4275.8      5896    6297.5    3567.4       5793.5
1979.2    2002.4    2380.8      2868    3009.3    4308.3    6175.1    5917.9    3655.6
1997.5      2075    2456.6    2878.7    3137.9    4312.9    6295.3    5633.7    3613.3
2050.5    2118.3    2486.3    2813.1    3216.7      4436    6552.2    5966.9      3926
  2203    2114.4    2499.5    2840.7    3319.4    4621.3    6226.2    5796.1    4048.1
2284.1      2151    2414.7      2900    3314.6    4604.6    6318.5    5642.5    4031.2
2360.9      2297    2588.7    2926.5    3463.3    4907.5    6231.9    5529.1      4157
2249.7    2387.9    2645.7      3100    3477.8    4817.5    6246.4      5345    4161.1
  2366    2299.3    2621.7    3037.5    3508.2    5244.2    6029.8    4903.4    4091.3
1749.8    2142.6      2566      3171    3529.1    4842.3    6255.7    5039.7    4287.6
1579.9    2276.8    2420.2    3166.9    3664.3    4831.8    6597.2    5203.6    4342.6
1712.7    2422.7    2493.1    3418.4    3689.3    5135.5    6930.2    5217.4    4476.9
1790.8    2337.3    2571.2    3491.8    3759.3    5458.5    6268.5    5164.8    4390.7
1768.8    2255.4    2562.1    3328.1    3727.6    5767.3    6232.6      5101    4492.2
1742.5    2247.9    2440.1    3086.4    3699.7    5932.2    6540.2    5271.8    4385.7
1802.2    2103.4    2654.1    3125.3    3817.9    5928.3    6327.4    5165.6    4489.7
1784.4    2345.2    2707.6    2970.5    3747.8    5870.7    6359.3    5085.1    4430.7
1857.6    2374.7    2521.2    2919.2      3711    5832.5    6312.7    4656.4    4464.1
1853.6    2326.2    2399.6    3082.6    3703.2      5837    6365.3    4246.2    4413.1
1753.6    2162.8    2312.6    3251.3    3867.6    5249.4    6672.7    4227.3    4459.3
1826.5    1990.3      2553    3026.3    3953.7    5064.4    6294.2    3721.8    4570.8
1852.4    2050.3    2658.3    3097.4    3979.1    5438.4    6438.4    4039.7    4624.2
1792.4    2149.3    2778.8    3081.4      4058    5743.9    6142.2    4169.4    4703.2
1793.4    2143.4    2846.5    3065.5    4118.5    5882.6    6222.5    3940.4    4814.3
                                                                                4852.3
                                                                                4968.5
                                                                                4894.4
                                                                                4801.7
                                                                                  4964
                                                                                5113.2
                                                                                5282.3
                                                                                5296.9
                                                                                5477.7
                                                                                5317.3
                                                                                5423.2
                                                                                5618.8
                                                                                5760.3


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited ("FTSE") or by the London Stock Exchange Plc (the "Exchange") or by The Financial Times Limited ("FT") and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE(TM) 100 Index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. "FTSE(TM)", "FTSE(R)", "FT-SE(R)", and "Footsie(R)" are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited ("FTSE") under license. "All-World", "All-Share" and "All-Small" are trade marks of FTSE International Limited.

THE SWISS MARKET INDEX

We have derived all information regarding the Swiss Market Index (SMI)(R) (the "SMI Index") contained in this prospectus supplement from publicly available information without independent verification. Such

THE INDICES
--------------------------------------------------------------------------------

information reflects the policies of, and is subject to change by, SWX Swiss Exchange (the "SMI Index Sponsor"). The SMI Index Sponsor owns the copyright and all other rights to the SMI Index. The SMI Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the SMI Index. We do not assume any responsibility for the accuracy or completeness of such information.

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of the largest and most liquid stocks from the SPI Large- and Mid- Cap segment (as described below). The SMI Index is primarily available as a non-dividend-corrected index (price index), but is also published under the designation SMIC(R) (SMI(R) cum dividend) as a performance index. Your Notes will be linked to the SMI Index not the SMIC(R) index.

The basic universe for admission to the SMI Index is the Swiss Performance Index ("SPI"). In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Stocks, which are not admitted to the SPI universe on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

To be admitted to the SMI Index, the market value of the security must amount to a minimum of 0.45% of the overall SPI capitalization as of June 30 of a given year. The determination of the rankings of a maximum of 30 securities from the stock universe is calculated through a combination of market capitalization and the percentage sales at the market value of each individual security. For a security to be admitted to the SMI Index it must have occupied rank 30 or above over four quarters and must occupy rank 25 or above as of June 30.

The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI Index, an updated index level is calculated and displayed.

The SMI Index Return will be calculated based on the closing levels of the SMI Index, as reported by Bloomberg L.P. under ticker symbol "SMI."

THE INDICES
--------------------------------------------------------------------------------

STOCKS INCLUDED IN THE SMI INDEX

According to publicly available information as of February 13, 2006, securities comprising the SMI Index (the "SMI Index Constituent Stocks") consist of the Companies listed below. The weighting of each of the SMI Index Constituent Stocks within the SMI Index is also provided. All data listed below is as of February 13, 2006.

NAME                                    SECTOR                          % WEIGHT
----                                    ------                          --------
Novartis AG                             Consumer, Non-cyclical           18.54%
Nestle SA                               Consumer, Non-cyclical           16.05%
UBS AG                                  Financial                        14.47%
Roche Holding AG                        Consumer, Non-cyclical           14.01%
Credit Suisse Group                     Basic Materials                   8.99%
Zurich Financial Services AG            Financial                         4.51%
Swiss Reinsurance                       Communications                    3.22%
Compagnie Financiere Richemont AG       Financial                         3.14%
ABB Ltd                                 Consumer, Non-cyclical            3.06%
Syngenta AG                             Consumer, Non-cyclical            1.86%
Holcim Ltd                              Financial                         1.85%
Adecco SA                               Financial                         1.03%
Julius Baer Holding AG                  Communications                    0.97%
Swisscom AG                             Basic Materials                   0.87%
Synthes Inc                             Financial                         0.87%
Swiss Life Holding                      Financial                         0.86%
Nobel Biocare Holding AG                Consumer, Non-cyclical            0.80%
SGS SA                                  Consumer, Cyclical                0.76%
Swatch Group AG                         Consumer, Cyclical                0.73%
Givaudan                                Industrial                        0.63%
Ciba Specialty Chemicals AG             Basic Materials                   0.57%
Serono SA                               Consumer, Non-cyclical            0.52%
Clariant AG                             Consumer, Cyclical                0.50%
Baloise Holding AG                      Basic Materials                   0.47%
Lonza Group AG                          Consumer, Non-cyclical            0.32%
Swatch Group AG                         Financial                         0.25%
Kudelski SA                             Basic Materials                   0.17%

SWX SWISS EXCHANGE

The SWX Swiss Exchange is a central link in the value chain of the Swiss financial marketplace. It organizes, operates and regulates key aspects of Switzerland's capital market. The SWX Swiss Stock Exchange is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading, SESTA), which stipulates the concept of self-regulation and compliance with international standards. The SWX Swiss Exchange is supervised by the Swiss Federal Banking Commission ("SFBC").

The SWX Swiss Exchange trading subdivisions encompass: Shares, domestic bonds, international bonds (formerly referred to as Eurobonds), derivatives (warrants, structured financial products), exchange-traded funds and Investment funds.

The SWX Swiss Exchange is denominated in Swiss francs. The shares traded on SWX are mainly held in the Swiss-based accounts of domestic and international investors.

In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SWX Swiss Exchange may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SWX Swiss Exchange may engage in trading interventions which it considers necessary, in particular by delaying the opening of trading in a security, interrupting or suspending

THE INDICES
--------------------------------------------------------------------------------

continuous trading in a security, or delisting a security. The SWX Swiss Exchange informs participants if any measures taken.

HISTORICAL CLOSING LEVELS OF THE SMI INDEX

Since its inception, the SMI Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the SMI Index during any period shown below is not an indication that the value of the SMI Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the SMI Index do not give any indication of the future performance of the SMI Index. UBS cannot make any assurance that the future performance of the SMI Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the SMI Index as of February 13, 2006 was 7,889.28.

The following graph sets forth the historical performance of the SMI Index from July 29, 1988 through February 13, 2006.

        [The table below represents a line chart in the printed report.]

 1988      1990      1992       1994      1996      1998      2000      2002       2004     2/13/2006
------    ------    ------     ------    ------    ------    ------    ------     ------    ---------
  1512    1715.9    1753.5     3178.4    3248.7    6582.6    6894.7    6237.3     5736.4     7889.28
1479.1    1692.3    1840.6     2888.2    3354.8    7153.1    6910.1    6352.8     5798.4
1543.4    1642.8    1837.2     2794.8    3646.5    7585.5    7428.1    6655.2     5618.6
1590.8    1561.6    1880.1     2736.3      3651    7401.4    7406.2    6557.6     5774.4
  1428    1779.8    1920.6     2722.9    3556.1    7656.1      7754    6574.8     5627.1
1435.4    1808.3    1854.8     2608.8    3732.9      7882    7761.6    5979.7     5619.1
1490.5    1762.2    1798.1     2579.5    3494.4    8239.5    8023.2    5196.7     5547.2
1450.1    1530.6    1751.6     2645.6    3646.3    6679.4    8219.9    5230.5     5421.7
1527.7      1351    1877.2     2534.4    3736.4    5760.4    7713.3      4783     5465.3
1576.9    1417.9    1911.1     2506.5    3725.3    6550.6    7977.5    4949.1     5363.4
1519.8    1385.1    1931.2     2594.9    3902.5    7083.1    7981.9    5117.5     5444.2
1638.9    1383.1      2107     2628.8    3942.2    7160.7    8135.4    4630.8     5693.2
1795.4    1434.3    2091.1     2536.9    4272.2    7201.2    8057.4    4422.5     5771.4
1880.1    1578.7    2099.4     2600.4    4487.6    7063.8    7701.8    4148.2     5931.3
1796.8    1649.4    2190.3     2508.9    4659.2    7130.2    7167.8    4085.6     5929.7
1695.5    1659.5    2129.7     2597.2    4897.6    7335.5    7327.2    4542.7    5870.79
1779.1    1742.8    2270.7     2786.4    5041.6    6911.6    7487.6    4630.8     6127.2
1778.1    1664.3    2376.7     2825.3    5620.6    6908.9    7240.2    4813.7    6253.08
            1727    2400.9     2826.8    5898.2    6887.4    6847.3    5079.1    6600.88
          1736.6    2490.2     2908.8    5217.9    7008.8    6582.4    5124.2    6517.21
          1664.7    2473.1     3014.8    5673.6    6907.4    6014.2    5043.5    6898.88
          1683.9    2723.2     3108.2    5467.2    7160.3      6081    5211.4    7036.65
          1622.6    2738.5     3251.6    5775.9    7399.7      6237    5317.5    7407.52
          1670.1    2957.6     3297.7    6265.5    7570.1    6417.8    5487.8    7583.93
                                                                                 7810.88


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the SMI Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the SMI Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the SMI Index Sponsor; the only relationship between the SMI Index Sponsor and us is the licensing of the use of the SMI Index and trademarks relating to the SMI Index.

SMI Index Sponsor is under no obligation to continue the calculation and dissemination of the SMI Index. The Notes are not sponsored, endorsed, sold or promoted by the SMI Index. No inference should be drawn from the information contained in this prospectus supplement that the SMI Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the SMI Index to track general stock market performance.

THE INDICES
--------------------------------------------------------------------------------

The SMI Index Sponsor determines, composes and calculates the SMI Index without regard to the Notes. The SMI Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the SMI Index. The SMI Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The SMI Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The SMI Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SMI Index or the manner in which the SMI Index is applied in determining any initial SMI Index Starting Level or SMI Index Ending Level or any amount payable upon maturity of the Notes.

THESE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SWX SWISS EXCHANGE AND THE SWX SWISS EXCHANGE MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE SMI INDEX (THE "INDEX") AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE INDEX IS COMPILED AND CALCULATED SOLELY BY THE SWX SWISS EXCHANGE. HOWEVER, THE SWX SWISS EXCHANGE SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE SWX SWISS EXCHANGE SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

SMI(R) is a registered trademark of the SWX Swiss Exchange.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return.

>    If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-31.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of four equity indices (each a "Basket Index") weighted as follows:

            BASKET INDICES                                     WEIGHT
            ----------------------------------------------------------
            Dow Jones EURO STOXX 50(R) Index
              ("EURO STOXX Index") ............................  53%
            Nikkei(R) 225 Index ("Nikkei Index") ..............  25%
            FTSE(TM) 100 Index ("FTSE 100 Index") .............  17%
            Swiss Market Index (SMI)(R) ("SMI Index") .........   5%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

Your minimum investment is 1000 Notes at a principal amount at $10.00 per Note (for a total minimum purchase of $10,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 1000 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 125% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (125% x Basket Return)).

>    If the Basket Return is between 0% and -10%, you will receive $10.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                           Basket Ending Level - Basket Starting Level
           Basket Return = -------------------------------------------
                                      Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

100 x (1 + (53% of the EURO STOXX Index Return + 25% of the Nikkei Index Return
       + 17% of the FTSE 100 Index Return + 5% of the SMI Index Return)).

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

            EURO STOXX Index Return = EURO STOXX Index Ending Level -
                                      EURO STOXX Index Starting Level
                                      -------------------------------
                                      EURO STOXX Index Starting Level

where the EURO STOXX Index Starting Level is 3,727.46 and the EURO STOXX Index Ending Level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

                        Nikkei Index Ending Level - Nikkei Index Starting Level Nikkei Index Return = -------------------------------------------------------
                                       Nikkei Index Starting Level

where the Nikkei Index Starting Level is 15,877.66 and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

             FTSE 100 Index Return = FTSE 100 Index Ending Level -
                                     FTSE 100 Index Starting Level
                                     -----------------------------
                                     FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is 5,793.5 and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "SMI Index Return" is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

      SMI Index Return = SMI Index Ending Level - SMI Index Starting Level
                         -------------------------------------------------
                                      SMI Index Starting Level

where the SMI Index Starting Level is 7,889.28 and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

THE RETURN ON THE BASKET MAY BE NEGATIVE, AND AS A RESULT YOU MAY LOSE SOME OF YOUR INVESTMENT.

MATURITY DATE

The maturity date will be May 19, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be May 12, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during

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SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

     the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of European or Asian equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-9 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2005 (UNAUDITED)                              CHF       USD
--------------------------------------------------------------------------------
                                                                (IN MILLIONS)

Debt
  Debt issued(1) .........................................    268,298    207,286
                                                              -------    -------
  Total Debt .............................................    268,298    207,286
Minority Interest(2) .....................................      7,556      5,838
Shareholders' Equity .....................................     39,019     30,146
                                                              -------    -------
Total capitalization .....................................    314,873    243,269
                                                              =======    =======


----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON REMAINING MATURITIES.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.7729.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it woud be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENT. Alternatively, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as contingent debt instruments and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 2% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS
-----------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..........................................     S-1
Risk Factors ...........................................................     S-9
The Indices ............................................................    S-15
Valuation of the Notes .................................................    S-30
Specific Terms of the Notes ............................................    S-31
Use of Proceeds and Hedging ............................................    S-37
Capitalization of UBS ..................................................    S-38
Supplemental Tax Considerations ........................................    S-39
ERISA Considerations ...................................................    S-41
Supplemental Plan of Distribution ......................................    S-42

PROSPECTUS

Introduction ...........................................................       3
Cautionary Note Regarding Forward-Looking Statements ...................       5
Incorporation of Information About UBS AG ..............................       7
Where You Can Find More Information ....................................       7
Presentation of Financial Information ..................................       8
Limitations on Enforcement of U.S. Laws Against UBS AG,
  Its Management and Others ............................................       9
Capitalization of UBS ..................................................       9
UBS ....................................................................      10
Use of Proceeds ........................................................      12
Description of Debt Securities We May Offer ............................      13
Description of Warrants We May Offer ...................................      35
Legal Ownership and Book-Entry Issuance ................................      52
Considerations Relating to Indexed Securities ..........................      57
Considerations Relating to Securities Denominated or Payable in
  or Linked to a Non-U.S. Dollar Currency ..............................      60
U.S. Tax Considerations ................................................      63
Tax Considerations Under the Laws of Switzerland .......................      74
ERISA Considerations ...................................................      76
Plan of Distribution ...................................................      77
Validity of the Securities .............................................      80
Experts ................................................................      80


[UBS LOGO]


Partial
Principal
Protected
Notes


UBS AG $20,002,000 NOTES
LINKED TO AN INDEX BASKET
DUE MAY 19, 2008






PROSPECTUS SUPPLEMENT



FEBRUARY 13, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)






UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.